UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  February 20, 2014
(Date of earliest event reported)

CLEARFIELD, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-16106	41-1347235
(Commission File No.)	(IRS Employer Identification No.)

5480 Nathan Lane North, Suite 120, Plymouth, MN 55442
(Address of Principal Executive Offices)(Zip Code)

(763) 476-6866
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Items under Sections 1 through 4 and Sections 6 through 9 are not applicable and therefore omitted.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Clearfield, Inc. (the “Company”) was held on February 20, 2014.  Of the 12,988,164 shares of the Company’s common stock outstanding and entitled to vote, 10,091,943 shares, or 77.70%, were present either in person or by proxy.

The following describes the matters considered by the Company’s shareholders at the Annual Meeting, as well as the results of the votes cast at the meeting that resulted in approval of each nominee and each other proposal:

1.           To elect six (6) directors of the Company to serve until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified.

Nominee	For	Withhold	Broker Non-Vote
Ronald G. Roth	5,638,053	147,806	4,306,084
Cheryl P. Beranek	5,644,039	141,820	4,306,084
John G. Reddan	5,633,453	152,406	4,306,084
Stephen L. Zuckerman	5,501,270	284,589	4,306,084
Donald R. Hayward	5,638,053	147,806	4,306,084
Charles N. Hayssen	5,636,753	149,106	4,306,084

2.           Advisory vote to approve named executive officer compensation.

For	Against	Abstain	Broker Non-Vote
5,466,903	265,988	52,968	4,306,084

3.           To ratify and approve the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2014.

For	Against	Abstain	Broker Non-Vote
9,951,285	21,932	118,726	0

As a result, all nominees identified in Proposal 1 were elected as directors and Proposals 2 and 3 were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

Dated: February 24, 2014	By	/s/ Daniel Herzog
Daniel Herzog, Chief Financial Officer